Exhibit 99.1

CNOB June 2021 Investor Presentation

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc. is a modern financial services company with $7.5 billion in assets. It operates through its bank subsidiary, ConnectOne Bank, and its fintech subsidiary, BoeFly. ConnectOne Bank is a high-performing commercial bank offering a full suite of products and services with a focus on small to middle-market businesses.

The bank's continuous investments in technology coupled with top talent allow ConnectOne to operate a "branch-lite" model, making for a highly efficient business model. BoeFly is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks.

$7.5 Billion in Total Assets

Founded in 2005 to capitalize on poor customer service offered to middle market clients by other institutions

Commercial Clients a Primary Focus

90% of loan portfolio

65% of deposit base

Strong Culture

Client first and sense of urgency in every business decision from top to bottom of organization

Best-in-Class Efficiency

One of the most efficient banks in the U.S. due to structure, use of technology and operating philosophy

$7.5B
in assets
March 31, 2021

$6.0B
in deposits
March 31, 2021

$6.3B
in loans
March 31, 2021

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High Operating Performance 3 2021 Q1 Financial Highlights 1. PPNR represents net income excluding the impacts of taxes, merger and restructuring charges and provisions for loan losses. See appendix for a reconciliation of GAAP and non - GAAP measures. 2. Core return on assets as reported by S&P Global Intelligence 3. Non - performing loans exclude taxi medallions 2.06% PPNR 1 as a % of average assets 1.39% Core Return on Assets 2 9.9% T1 Leverage Ratio 3.56% NIM 40.4% Efficiency Ratio 0.51% Non - performing Asset Ratio 3 13.1% YoY TBV /Share Growth 19.08 Return on Tangible Common Equity

Yields and Costs 4 Strong Core Net Interest Margin Net Interest Margin Source: Company Filings, S&P Global Market Intelligence Note: Please refer to Non - GAAP reconciliation in Appendix. 1. Peers include BHLB, BMTC, BRKL, CUBI, EBTC, EGBN, FFIC, FLIC, INDB, LBAI, OFCF, PGC, PROV, SASR, UVSP & WASH. 2. Represents annualized metrics for the period ended March 31, 2021 Well - Positioned for Current Rate Environment 3.41% 3.45% 3.50% 3.48% 3.16% 3.02% 3.38% 3.45% 3.28% 3.35% 3.46% 3.56% 2016Y 2017Y 2018Y 2019Y 2020Y 1Q21 Peers¹ CNOB 4.43% 4.47% 4.68% 5.08% 4.80% 4.59% 4.17% 4.29% 4.49% 4.87% 4.47% 4.23% 0.84% 0.89% 1.29% 1.62% 1.08% 0.71% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2016Y 2017Y 2018Y 2019Y 2020Y 1Q21 Loans Interest-earning Assets Cost of Funds 2

5 Robust Profitability and Capital Generation Note: Please refer to Non - GAAP reconciliation in Appendix. 1 Excludes merger expenses, nonrecurring items and securities gains. 2 As reported by S&P Global Market Intelligence, peers include BHLB, BMTC, BRKL, CUBI, EBTC, EGBN, FFIC, FLIC, INDB, LBAI, OFCF , P GC, PROV, SASR, UVSP, and WASH. Tangible Book Value per Share Growth Pre - Provision Net Revenue / Average Assets 1.83% 1.91% 1.82% 1.84% 1.96% 2.06% 1.51% 1.59% 1.61% 1.56% 1.41% 1.50% 2016Y 2017Y 2018Y 2019Y 2020Y 1Q21 CNOB¹ Peers $11.96 $13.01 $14.42 $16.06 $17.49 $18.02 2016Y 2017Y 2018Y 2019Y 2020Y 1Q 21 2

Lending within geographic footprint — NY / NJ metro market economically strong and diverse Average loan size: ~$ 1.0M (excluding PPP) No borrower relationship exposure greater than 1.3% of total loan portfolio ~99+% of portfolio through relationship lending 6 Diversified and Granular Loan Portfolio ($ in millions) Bank Acquired Loans Acquired at Close 2 $ 363 $ 775 Historical Loan Balances 1 Loan Composition as of March 31, 2021 Source: Company Filings 1 Gross loans receivable including held - for - sale. 2 GHB closed on 02 - Jan - 2019 and BNJ closed on 02 - Jan - 2020. Commercial Construction 10% Residential 5% Commercial 18% Commercial Real Estate 34% Commercial - PPP Loans 6% Multifamily 27% $3,554 $4,196 $4,541 $5,147 $6,241 $6,284 2016Y 2017Y 2018Y 2019Y 2020Y 1Q 21

Diversified and Granular Loan Portfolio

(excl. Paycheck Protection Program "PPP")

($ in millions)

Select Loan Portfolio Details as of March 31, 2021

Segment	$M	% of Total	Underwriting Standards
Construction	$566	10%	▪ Project feasibility ▪ Developer's background and expertise ▪ Strict loan to cost advances ▪ Rental fallback ▪ Plan and cost review ▪ Interest reserve ▪ Personal guarantees with reliance on liquidity ▪ Bank engineer oversight and inspection
Multifamily	$1,698	29%	▪ Principals well known in multifamily space ▪ Successful history of strong investments and management track record ▪ Loans stressed by: (i) interest rate +200bps and (ii) 10% vacancy ▪ Breakeven analysis on interest rate, vacancy and cap rate ▪ Current policy has floor of 5% cap rate ▪ Leverage proprietary underwriting; do not rely solely on borrower expense estimates
Non-owner Occupied CRE	$1,557	27%	▪ Principals well known in investment real estate industry with history of low vacancy projects ▪ Property well positioned for the rental market ▪ Breakeven analysis on interest rate, vacancy and cap rate ▪ Personal guarantees with reliance on liquidity
Business Loans	$1,644	29%	▪ Strong financial controls and well-known accounting firm with satisfactory peer review ▪ Low leverage balance sheet with good liquidity ratios ▪ Proven profitability / strong profit margin in stable industry ▪ Personal guarantees with reliance on liquidity ▪ Covenant compliance tracking
Other (e.g. 1-4 Family and Consumer):	$312	5%	
Total Loans:	$5,777	100%	

Note: Numbers may not sum to 100% due to rounding.

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8 Loan Portfolio Detail (excludes PPP) ($ in millions) Note: Numbers may not sum to 100% due to rounding. Other CRE , 37% Multifamily , 29% Business Loans , 29% Residential/ Consumer , 5% Type Balance Percentage Type Balance Percentage CRE - Retail $ 424 7% OOC - Retail $ 147 3% CRE - Other / Misc 390 7% OOC - Warehouse / Industrial 130 2% CRE - Office 225 4% OOC - Office 123 2% CRE - Warehouse / Industrial 189 3% OOC - Office / Warehouse or Mixed Use 112 2% CRE - Mixed Use 181 3% OOC - Other 63 1% CRE - Land Loan for Future Development 109 2% Total CRE - Owner Occupied 575 10% CRE - Land Loan (Land Only) 39 <1% Total CRE - Non - Owner Occupied 1,557 27% C&I - Service 323 6% Commercial - Schools 201 4% Construction - Multifamily 289 5% C&I - CRE 182 3% Construction - Other 161 3% C&I - Contactors 131 2% Construction - 1 to 4 Family 116 2% C&I - Other 112 2% Total Construction 566 10% C&I - Distribution 58 1% Total CRE - Other $ 2,123 37% C&I - Transportation 34 <1% C&I - Residential 1 to 4 Family 28 <1% Multi Family - 25 to 64 units $ 612 10% Total C&I 1,069 18% Multi Family - 10 to 24 unit 429 7% Total Business Loans $ 1,644 29% Multi Family - 100 units or more 312 6% Multi Family - 5 to 9 units 186 3% Residential - 1st Lien $ 252 4% Multi Family - 64 units to 99 units 159 3% Home Equity and Other 60 1% Total Multifamily $ 1,698 29% Total Residential $ 312 5%

9 Loan Loss Reserves / Loans Receivable Nonperforming Assets Additional Detail Current Expected Credit Losses (“CECL”) The Company adopted the CECL accounting standard as of January 1, 2021 The “Day 1” effect of the adoption resulted in a $4.2 million pre - tax charge to equity and a $5.2 million reclassification of nonaccretable credit marks Loan Deferments Loan deferments have steadily declined over the course of 2020 and 2021 Projected to be approximately $100 million or below by June 30, 2021 High Quality Asset Composition and Reserves Net Charge - Offs 0.08% 0.00% 0.02% 0.07% 0.00% 0.00% 1.18% 0.00% 0.41% 0.09% 0.00% 0.00% 2016Y 2017Y 2018Y 2019Y 2020Y 1Q 21 NCOs Excl. Taxi / Avg. Loans Excl. Taxi Total NCOs / Avg. Loans 0.74% 0.76% 0.77% 0.75% 1.27% 1.28% 2016Y 2017Y 2018Y 2019Y 2020Y 1Q 21 ALLL as a % of Loans Receivable 0.14% 0.38% 0.44% 0.42% 0.51% 0.51% 1.57% 1.29% 0.95% 0.80% 0.82% 0.82% 2016Y 2017Y 2018Y 2019Y 2020Y 1Q 21 NPAs Excl. Taxi / Total Assets NPAs / Total Assets * *Note - reflects Allowance for credit losses

10 Strong Underwriting Culture Disciplined LTV and DSC standards Loan origination process supported by specialized teams of credit analysts High - quality direct commercial lending platform with little or no reliance on participants or wholesale purchases Prudent growth Multi - Faceted Stress Testing Every loan tested during underwriting process Quarterly modeling performed in conjunction with ALCO processes Semi - annual third - party review conducted on approximately two - thirds of the portfolio Continued Focus on Loan Monitoring Team of portfolio managers and loan workout specialists Proactive Workout Process Reflective of philosophy to aggressively address impaired assets in a timely fashion Underwriting Process Lending authority for commercial loans is tiered by dollar amount and / or collateral category (e.g., unsecured, cash secured, UCC1 secured, and real estate secured) Lending authority is limited to aggregation of debt to single borrower / group of related borrowers Tech investments reinforce thorough, efficient process Credit Officer Approval CEO, CLO and CCO Review Board Loan Committee Approval Comprehensive Underwriting

Deposit Franchise 11 Deposit Composition as of 3/31/2021 Total Deposits $6.0 billion 2021 1Q Cost of Total Deposits 0.71% Demand Noninterest - bearing 23% Demand Interest - bearing 25% Money Market 23% Savings 6% Time 23% $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 Year Ended 2016 Year Ended 2017 Year Ended 2018 Year Ended 2019 Year Ended 2020 Quarter Ended March 2021 Average Total Deposits CAGR 17% $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Year Ended 2016 Year Ended 2017 Year Ended 2018 Year Ended 2019 Year Ended 2020 Quarter Ended March 2021 Average Demand Noninterest - bearing Deposits CAGR 20%

With dynamic patented technology, BoeFly helps connect small to mid - sized businesses with professional loan brokers and lenders across the US. 12 BoeFly Enhancing Franchise Value Through Tech BoeFly operates as a separate, independent division ConnectOne participates as one of the partners in the BoeFly network of lenders Builds fee revenue & allows ConnectOne to jumpstart recently established SBA division Establishes digital loan origination platform

BoeFly Banks 13 Today’s Ecosystem BoeFly provides Franchisors vetted and qualified franchisee applicants Completed small business loan packages Franchisee submits application for vetting and qualification Completes backgroud check , receives franchisor approval , and potential funding options Potential Franchisees Franchisors

BoeFly 14 Franchisee Workflow Potential Franchisees

Organic Growth Strategically placed offices in attractive markets make for strong organic growth potential 15 Market is largely dominated by the largest institutions in the country, leaving tremendous opportunity for banks catering to middle market businesses New York City Market Densely populated, lucrative markets Strong demand for personalized service among small to mid - sized business owners • Represents about 25% of our balance sheet. • While this market was impacted during the pandemic, recovery metrics continue to trend upwards. We are optimistic and see robust opportunities to do business. Diverse economy provides numerous avenues for revenue expansion, while also remaining resilient during severe economic downturns Roots in NY/NJ metro area allow the bank to expand with clients as they build out - of - state outposts

Disciplined Expansion Through M&A with Demonstrated Expertise as a Skilled Acquiror

- **Completed transaction on January 2, 2019 and integrated systems less than 30 days after closing**
- **Value-add transaction; many benefits realized**
  - Loan-to-deposit ratio improved
  - CRE concentration reduced
  - Net interest margin widened
  - Upward trajectory of tangible book value per share continued


Market Expansion
GREATER HUDSON BANK
Leverage Infrastructure
Bank of New Jersey
ConnectOne
Innovation
boefly

- **Completed in-Market Acquisition of $1B Commercial Bank on January 2, 2020**
- **Enhances Scale and Future Growth Opportunities**
  - Further leverages CNOB's leading technology infrastructure
  - Higher legal lending limit
  - Provides expanded technology offerings and broader product suite to BKJ clients
- **Financially Attractive**
  - ~5% accretive to earnings in first year of fully phased in cost savings
  - Tangible book value dilution earnback of ~3.5 years
  - Geographic overlap provides meaningful cost savings
  - IRR over 25%

BoeFly is a Boston/New York City based FinTech company. With dynamic patented technology, BoeFly is an online marketplace matching small business owners with lenders without exposure to credit risk

- **BoeFly operates as an independent subsidiary**
- **ConnectOne is now one of many partners in the BoeFly network of lenders**
- **Builds fee revenue & allows ConnectOne to jumpstart recently established SBA division**
- **Established digital loan origination platform**

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17 Best - In - Class Efficiency $1 8.1 M Assets Per Employee Investments in digital banking and FinTech solutions allow ConnectOne to scale efficiently. Locations utilize technology to serve as “business hubs” supporting clients beyond geographic footprint Historical Operating Performance Source: Company Filings, S&P Global Market Intelligence Note: Please refer to Non - GAAP reconciliation in Appendix. 1Q21 represents 31 - Mar - 2021. 1 CNOB disclosed Operating Efficiency Ratio. 2 Peers include BHLB, BMTC, BRKL, CUBI, EBTC, EGBN, FFIC, FLIC, INDB, LBAI, OFCF, PGC, PROV, SASR, UVSP & WASH. Historical Operating Performance One of the Best Efficiency Ratios in the Industry 1 2 41.4% 40.1% 41.4% 41.9% 40.9% 40.4% 59.6% 57.7% 55.5% 55.8% 57.3% 56.8% 1.35% 1.34% 1.32% 1.36% 1.39% 1.40% 2.34% 2.18% 2.14% 2.13% 2.01% 2.06% 2016Y 2017Y 2018Y 2019Y 2020Y 1Q21 CNOB Efficiency Ratio Peers Efficiency Ratio CNOB Operating NIE / Avg. Assets Peers Operating NIE / Avg. Assets

Building the Future of Banking Our Philosophy on Innovation & Technology 18 Identify early - midstage Fintech providers interested in forming strategic relationships with ConnectOne Identify and implement modern tools to enhance the operations of the bank & BoeFly Identify partners to position the bank to enhance its online and mobile channels Leveraging the bank’s investments in nCino to build a more robust end - to - end loan workflow. Identifying solutions that reimagine bank processes and workflows while enhancing security and compliance measures Partner with tech providers outside of the banking industry to build powerful embedded banking solutions

Tech - Forward Leadership Franchise Overview 19 Robust Profitability and Capital Generation Solid Capital Base with Significant Cushion Above Well - Capitalized Levels Robust Core Net Interest Margin Quality Deposit Franchise with Branch - Lite Distribution Model Best - In - Class Efficiency Diversified and Granular Loan Portfolio High Quality Asset Composition and Reserves Strong Underwriting Culture

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Appendix

22 Appendix Reconciliation of GAAP and non - GAAP measures $ in Thousands

23 Appendix Reconciliation of GAAP and non - GAAP measures (cont.) $ in Thousands

24 Appendix Reconciliation of GAAP and non - GAAP measures (cont.) $ in Thousands

25 Appendix Reconciliation of GAAP and non - GAAP measures (cont.) $ in Thousands